Exhibit 10.29

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (this “Fifth Amendment”) is made as of December 9, 2015, by and between ARE-MA REGION NO. 38, LLC, a Delaware limited liability company (“Landlord”), and SAGE THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are now parties to that certain Lease Agreement dated as of December 21, 2011, as amended by that certain First Amendment to Lease dated as of October 26, 2012, as further amended by that certain Second Amendment to Lease dated as of May 9, 2013, as further amended by that certain Third Amendment to Lease dated as of September 9, 2015 (the “Third Amendment”), and as further amended by that certain Fourth Amendment to Lease dated as of October 27, 2015 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 22,067 rentable square feet of space (“Premises”) in a building located at 215 First Street, Cambridge, Massachusetts (“Building”). The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, amend the terms of Section 4 of the Third Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Third Expansion Premises Base Rent. Effective as of the date of the Third Amendment, Section 4 of the Third Amendment is deleted in its entirety and replaced with the following:

“4. Base Rent.

a. Current Premises. Tenant shall continue to pay Base Rent for the Current Premises as provided for in the Lease through December 31, 2015. For the period commencing on January 1, 2016, through February 28, 2016, Tenant shall pay Base Rent for the Current Premises in the amount of $47.50 per rentable square foot of the Current Premises per year. For the period commencing March 1, 2016, through February 28, 2017, Tenant shall pay Base Rent for the Current Premises in the amount of $48.50 per rentable square foot of the Current Premises per year. Commencing on March 1, 2017, Tenant shall commence paying Base Rent for the Current Premises at the same Base Rent per rentable square foot that Tenant is then paying for the Third Expansion Premises, as adjusted pursuant to Section 4(b) below.

b. Third Expansion Premises. Commencing on the “Third Expansion Premises Rent Commencement Date”, which shall be the earlier to occur of (i) the Third Expansion Premises Commencement Date, or (ii) March 1, 2016, Tenant shall pay Base Rent for the Third Expansion Premises in the amount of $50.00 per rentable square foot of the Third Expansion Premises per year. Base Rent for the Third Expansion Premises shall be increased on each annual anniversary of Third Expansion Premises Rent Commencement Date by $1.00 per rentable square foot of the Third Expansion Premises per year. Base Rent for the Third Expansion Premises, as so adjusted, shall thereafter be due as provided herein.”

2.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Fifth Amendment and that no Broker brought about this transaction, other than Transwestern RBJ and Cushman & Wakefield. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

3.	OFAC. Tenant and Landlord are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

4.	Miscellaneous.

a. This Fifth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Fifth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Fifth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

c. This Fifth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fifth Amendment attached thereto.

d. Except as amended and/or modified by this Fifth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fifth Amendment. In the event of any conflict between the provisions of this Fifth Amendment and the provisions of the Lease, the provisions of this Fifth Amendment shall prevail. Whether or not specifically amended by this Fifth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fifth Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the day and year first above written.

TENANT:

SAGE THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Anne Marie Cook
Its:	SVP, General Counsel

LANDLORD:

ARE-MA REGION NO. 38, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation, general partner

By:
		Its:	Eric S. Johnson
Senior Vice President
RE Legal Affairs

3